Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into effective November 14, 2007 by and between SPN Investments, Inc. (the “Consultant”), whose principal place of business is 8875 Towne Centre Drive, Suite 105, San Diego, California, 92122, and IdeaEdge, Inc., a Colorado corporation (the “Client”), whose principal place of business is 6440 Lusk Blvd., Suite 200, San Diego California 92121.

WHEREAS, Consultant is in the business of providing services for management consulting, business advisory, shareholder information and public relations for publicly traded companies; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed, and Consultant is ready, willing and able to render such consulting and advisory services to Client.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consulting Services. The client hereby retains the Consultant as an independent consultant to the Client and the Consultant hereby accepts and agrees to such retention. The parties agree this Agreement shall also relate to the services provided by Consultant or its independent contractors prior to the date hereof. The parties agree that Consultant shall be ultimately responsible for the provision of the services hereunder, but that Consultant may contract with independent contractors to provide certain services hereunder. The parties further acknowledge that the services to be provided hereunder relating to press releases and any other shareholder communication activities shall be provided by Soames Haworth of Linear Access, Inc., an independent contractor working with Consultant, and shall not be provided by Consultant. The services provided by the Consultant shall include the following pursuant to the terms and conditions of this Agreement:

•	Assist the Company with the development and creation of materials and communications tools to promote positive relations between the Company and the investment community;

•	Assist the Company with developing a strategy for implementing an investor relations and public relations program;

•	Assist the Company with the development and drafting of press releases and the dissemination of press releases;

•	Assist the Company in quarterly and annual investor conference calls;

•	Identify opportunities and coordinate the Company’s participation in investor conferences and industry interviews;

•	Assist the Company with the development and content of its Company website;

•	Assist the Company with communications to its shareholders and the planning and implementation of any shareholder meetings;

•	Assist the Company with any due diligence requests from potential investors; and

•	Such other management consulting activities as requested by the Company and reasonably related to the above described activities.

2. Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant will use its best efforts and does not promise results.

3. Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon.

4. Term of Agreement. The term of this Agreement shall be twelve months, commencing on the date of this Agreement, subject to prior termination as hereinafter provided.

5. Compensation. In providing the foregoing services, Consultant shall be responsible for all costs incurred except the Client will be responsible for any costs relating to mailing, the issuance of news releases or any other costs pre-approved by Client. Client shall pay Consultant for its services hereunder as follows: to issue 275,000 shares (the “Shares”) of Client’s restricted Rule 144 common stock to Consultant promptly upon signing of this Agreement.

6.	Registration Rights.

(a) Piggyback Registration. Subject to Section 6(b), (c) and (d), if the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended (the “Act”) in connection with the public offering or resale of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock or option plan or arrangement or a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act), the Company shall, at such time, promptly give Client notice of such registration, and Client may, subject to Client’s discretion, cause to be registered under the Act all of the Shares that Consultant has requested to be registered.

(b) Limitations on Registration. Client shall be entitled to postpone for a reasonable period of time the declaration of effectiveness by the SEC of any registration otherwise required to be prepared and filed by the Client if the Client has determined the registration would be seriously detrimental to the Client and its stockholders for such registration to become or be effective at such time.

(c) Costs of Registration. If Consultant elects to have its shares registered as provided hereunder, Consultant shall reimburse and/or advance on behalf of Client all costs and expenses relating to such registration statement, including, without limitation, the SEC filing fees, legal costs, accounting costs and any printing and EDGAR filing costs.

(d) Consultant’s Obligations. It shall be a condition precedent to the obligations of Client to take any action pursuant to this Section 6 with respect to the Shares that Consultant shall furnish to Client such information regarding itself, the Shares held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Shares. Upon written request from the Company, Consultant will not proceed with any sales of Shares covered by the prospectus described in such request pending an amendment or supplement to such prospectus, which amendment or supplement will be filed by Client with the SEC as quickly as possible.

7. Termination.

(a) Consultant’s relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by Client, upon 3 days written prior notice.

(b) This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within thirty (30) days of receipt of written notice of such default.

(c) Client shall have the right and discretion to terminate this Agreement should the Consultant in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(d) In the event of any termination hereunder all shares or funds due to or paid to the Consultant through the date of termination shall be fully earned and non-refundable and the parties shall have no further responsibilities to each other except that Consultant shall be responsible to comply with the provisions of section 8 hereof.

8. Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

9. Consultant Representations. Client is entering into this Agreement and issuing the Shares to the Consultant in reliance upon the following representations made by the Consultant:

(a) Consultant has had adequate opportunity to obtain publicly available information from the Client concerning the business of the Client. Client has not disclosed any material non-public information to Consultant in connection with the issuance of the Shares. Consultant has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Client, is able to bear the risks of an investment in the Client and understands the risks of, and other considerations relating to, the issuance of the Shares.

(b) The Shares to be issued hereunder are being acquired by Consultant for Consultant’s own account for investment purposes only and not with a view to resale or distribution (except pursuant to a registration as provided in Section 6).

(c) Consultant either has a pre-existing personal or business relationship with the Client or its officers, directors or controlling persons, or by reason of Consultant’s business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and who are not compensated by the Client, directly or indirectly, have the capacity to protect its own interests in connection with the issuance of the Shares.

(d) Consultant understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state thereof or the securities laws of any other jurisdiction, nor is such registration contemplated. Consultant understands and agrees further that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act and appropriate state securities laws or an exemption from registration under the Securities Act and appropriate state securities laws covering the sale of the Shares, as applicable, is available. Consultant understands that legends stating that the Shares has not been registered under the Securities Act and state securities laws and setting out or referring to the restrictions on the transferability and resale of the Shares will be placed on the certificates representing the Shares. Consultant’s overall commitment to the Client and other investments that are not readily marketable is not disproportionate to Consultant’s net worth and Consultant has no need for immediate liquidity in Consultant’s investment in the Client.

(e) Consultant has had the opportunity to review the Client’s public reports filed with the Securities and Exchange Commission, including, without limitation, the Form 8-K filed with the SEC on October 22, 2007, which contains the most recent public information regarding the Client (the “SEC Filings’), including certain risk factors related to the Client and an investment in the Client. Consultant understands that certain forward-looking statements that may be contained in the SEC Filings by their nature involve significant elements of subjective judgment and analysis that may or may not be correct; that there can be no assurance that such forward-looking statements will be accurate; and that such forward-looking statements should not be relied on as a promise or representation of the future performance of the Client.

(f) Consultant has consulted to the extent deemed appropriate by Consultant with Consultant’s own advisers as to the financial, tax, legal and related matters concerning the issuance of Shares.

(g) Consultant is a corporation which is authorized to purchase the Shares and otherwise to comply with its obligations under this Agreement. The person signing this Agreement on behalf of such entity is duly authorized by such entity to do so. This Agreement is the valid and binding agreement of Consultant and enforceable against Consultant in accordance with its terms. Such execution, delivery and compliance by or on behalf of Consultant does not conflict with, or constitute a default under, any instruments to which Consultant is bound, any law, regulation or order to which Consultant is subject, or any agreement to which Consultant is a party or by which Consultant is or may be bound. Consultant is organized and qualified under the law of the state indicated above.

(h) Consultant acknowledges that legal counsel to the Client does not represent any Consultant, and that legal counsel to the Client shall owe no duties directly to that Consultant. Consultant acknowledges that legal counsel to the Client has not represented the interests of Consultant, or any documents or agreements related to the investment, including this Agreement. Consultant represents and warrants that it has not revealed or disclosed any confidential information to legal counsel to the Client, and that Consultant has either engaged independent legal counsel to represent them with respect to the investment, or has had the opportunity to do so.

(i) Consultant is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, such that one or more of the qualifications set forth on the attached Consultant Suitability Questionnaire applies, and Consultant has completed, executed and delivered to the Client an Consultant Suitability Questionnaire, and the information contained in Consultant Suitability Questionnaire is true and correct.

10. Disclaimer of Responsibility for Act of the Client. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

11. Indemnification.

(a) Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or Agreement made by the Client herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Client (c) a violation of state or federal securities laws.

(b) Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and director harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (a) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or Agreement made by the Consultant herein, or (b) negligent or willful misconduct, occurring during the term thereof with respect to any of the decisions made by the Consultant (c) a violation of state or federal securities laws.

12. Service and Notices. Any service and/or notice required or permitted to be given under this Agreement shall be deemed sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized courier to the principal office of each.

13. Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

14. Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

15. Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of California and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

16. Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

17. Entire Agreement. This Agreement constitutes and embodies the entire understanding and Agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

18. Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

19. Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts and delivered by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, effective as of the date set forth above.

SPN INVESTMENTS, INC.

By:	/s/ Robert Wheat
Robert Wheat, President

IDEAEDGE, INC.

By:	/s/ James Collas
James Collas, CEO